                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                          NETRATINGS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                            [NETRATINGS, INC. LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 25, 2000

                            ------------------------

TO THE STOCKHOLDERS:

    Notice is hereby given that the 2000 Annual Meeting of Stockholders of NetRatings, Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 25, 2000 at 10:00 a.m., local time, at the offices of the Company located at 890 Hillview Court, Milpitas, California 95035 for the following purposes:

    1. To elect eleven (11) directors to serve for the ensuing year or until their successors are duly elected and qualified.

    2. To approve an amendment to the Company's 1998 Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,500,000 shares and to limit the maximum number of shares which can be granted to any employee during any fiscal year to 500,000.

    3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ended December 31, 2000.

    4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on April 7, 2000 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

    All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has returned a proxy.

                                          Sincerely,

                                          [/S/ JACK R. LAZAR]
                                          Jack R. Lazar
                                          VICE PRESIDENT, CHIEF FINANCIAL
                                          OFFICER AND SECRETARY

Milpitas, California
April 21, 2000

                             YOUR VOTE IS IMPORTANT
TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU RETURNED A PROXY.

                            [NETRATINGS, INC. LOGO]

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of NetRatings, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held Thursday, May 25, 2000 at 10:00 a.m., Pacific Daylight Time (the "Annual Meeting"), or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the office of the Company located at 890 Hillview Court, Milpitas, California 95035. The Company's telephone number at its principal office is (408) 957-0699.

    This Proxy Statement, the enclosed proxy card and the Company's Annual Report to Shareholders is being mailed on or about April 21, 2000 to all stockholders entitled to vote at the Annual Meeting.

    At the Annual Meeting, the stockholders of the Company will be asked:
(1) to elect eleven directors to serve for the ensuing year or until their successors are duly elected and qualified; (2) to approve an amendment to the Company's 1998 Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,500,000 shares and to limit the maximum number of shares which can be granted to any employee during any fiscal year to 500,000; (3) to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2000; and (4) to transact such other business as may properly come before the meeting or any adjournment or postponement thereof. All proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting will be voted.

RECORD DATE, QUORUM AND VOTING OF SECURITIES

    Only stockholders of record at the close of business on April 7, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 32,220,186 shares of the Company's Common Stock, $0.001 par value (the "Common Stock"), were issued and outstanding and held of record by 91 stockholders. Each holder of record of Common Stock on the Record Date will be entitled to one vote per share on all matters to be voted upon by the stockholders and are not entitled to cumulate votes for the election of directors.

    All votes will be tabulated by the inspector of election appointed for the meeting (the "Inspector"). The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of shares which are entitled to vote and which are present or represented by proxy at the meeting.

    The Inspector will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Proxies in the accompanying form that are properly executed and returned will be voted at the Annual Meeting in accordance with the instructions on the proxy. Any properly executed proxy on which there are no instructions indicated about a specified proposal will be voted as follows: (i) FOR the election of the eleven persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors; (ii) FOR the amendment to the Company's 1998 Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,500,000 shares and to limit the maximum number of shares which can be granted to any employee during any fiscal year to 500,000; and (iii) FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the proxy will vote the shares they represent as the Board of Directors may recommend.

    In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the outstanding shares present in person or by proxy at the Annual Meeting.

SOLICITATION

    The cost of preparing, assembling, printing and mailing the Proxy Statement, the Notice of Annual Meeting and the enclosed proxy, as well as the cost of soliciting proxies relating to the Annual Meeting will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by telephone, facsimile, telegram, and personal solicitation by directors, officers and regular employees of the Company without additional compensation.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at the Company's principal executive office, 890 Hillview Court, Milpitas, California 95025, a written notice of revocation or a duly executed proxy bearing a later date or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

    The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's annual meeting of stockholders to be held in the year 2001, pursuant to Rule 14a-8 of the Securities and Exchange Commission, is December 23, 2000. Unless a stockholder who wishes to bring a matter before the stockholders at the Company's annual meeting of stockholders to be held in the year 2001 notifies the Company of such matter prior to March 7, 2001, management will have discretionary authority to vote all shares for which it has proxies to such matter.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and reports of changes in the ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, the Company believes that, with respect to fiscal year 1999, its officers, directors and 10% stockholders were in compliance with all applicable filing requirements, with the following exceptions: James J. Geddes, Jr. had a late filing of a Form 4 Statement of Changes in Beneficial Ownership reporting one transaction and David Harkness filed an amendment to a Form 3 Initial Statement of Beneficial Ownership to include a transaction which was inadvertently excluded from his original Form 3 filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of March 31, 2000 by (i) each person who is known to the Company to beneficially own more than 5% of the outstanding shares of its Common Stock, (ii) each director, (iii) each Named Executive Officer named in the Summary Compensation Table below, and (iv) all directors and Named Executive Officers as a group. Unless otherwise indicated, officers and directors can be reached at the Company's principal executive offices.

                                                         NUMBER OF
                                                    SHARES BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER                     OWNED(1)         PERCENT(1)
------------------------------------                -------------------   ----------
5% STOCKHOLDERS:
Nielsen Media Research, Inc.......................      18,832,727           58.5%
  299 Park Avenue
  New York, NY 10171
Trans Cosmos U.S.A. Inc...........................       2,009,795            6.2%
  777 108th Avenue N.E.
  Bellevue, WA 98004
ACNielsen Corporation.............................       1,996,228            6.2%
  177 Broad Street
  Stamford, CT 06901
NAMED EXECUTIVE OFFICERS AND DIRECTORS:
David J. Toth.....................................       1,518,535            4.7%
Charles L. ("Tim") Meadows(2).....................         599,837            1.9%
David A. Norman...................................         542,097            1.7%
Simon Chen(3).....................................         385,713            1.2%
Jack T. Serfass(4)................................          70,000           *
James J. Geddes, Jr.(5)...........................       2,068,145            6.4%
John A. Dimling(6)(10)............................      18,836,227           58.5%
Charles E. Leonard(7)(10).........................      18,832,727           58.5%
David H. Harkness(8)(10)..........................      18,838,727           58.5%
Thomas A. Mastrelli(7)(10)........................      18,832,727           58.5%
Gerald S. Hobbs(7)(10)............................      18,832,727           58.5%
Daniel O'Shea(7)(10)..............................      18,832,727           58.5%
Michael P. Connors(9).............................       1,996,228            6.2%
All Named Executive Officers and directors as a
  group (13 persons)(11)..........................      26,022,782           80.8%

------------------------

*   Less than 1%.

(1) The number of shares beneficially owned and the percentage of shares outstanding are based on 32,220,186 shares outstanding as of March 31, 2000. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. All shares of common stock subject to options and warrants exercisable within 60 days following March 31, 2000 are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the number of shares beneficially owned and the percentage of ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person. Except as indicated in the other footnotes to the table and subject to applicable community property laws, based on information provided by the persons named in the table, these persons have sole voting and investment power with respect to all shares of the common stock shown as beneficially owned by them.

(2) Includes 138,583 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 31, 2000. Includes 3,300 shares that Mr. Meadows holds as custodian for his children.

(3) Includes 53,938 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 31, 2000. Includes 2,500 shares that Mr. Chen holds as custodian for his children.

(4) Includes 42,500 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 31, 2000.

(5) Includes 25,000 shares issuable upon exercise of options that are currently exercisable or will be exercisable within 60 days after March 31, 2000.

(6) Consists of 3,500 shares held by Mr. Dimling and 18,832,727 shares beneficially owned by Nielsen Media Research.

(7) Consists of 18,832,727 shares beneficially owned by Nielsen Media Research.

(8) Consists of 6,000 shares held by Mr. Harkness and 18,832,727 shares beneficially owned by Nielsen Media Research.

(9) Consists of shares held of record by ACNielsen. Mr. Connors is an executive officer of ACNielsen and may be deemed to share voting or investment control with respect to these shares. Mr. Connors disclaims beneficial ownership of these shares. The address for Mr. Connors is c/o ACNielsen Corporation, 177 Broad Street, Stamford, CT 06901.

(10) Messrs. Dimling and Harkness are executive officers of Nielsen Media Research, and Messrs. Mastrelli, Hobbs, Leonard and O'Shea are executive officers of Nielsen Media Research's parent corporation, VNU N.V., or of other subsidiaries of VNU N.V. Accordingly, these individuals may be deemed to share voting or investment control with respect to shares owned by Nielsen Media Research. Each of these individuals disclaims beneficial ownership of these shares. The address for Messrs. Dimling, Harkness, Mastrelli, Hobbs, Leonard and O'Shea is c/o Nielsen Media Research Inc., 299 Park Avenue, New York, NY 10171.

(11) Includes shares held of record by Nielsen Media Research and ACNielsen. See footnotes 7, 9 and 10. Also includes 260,021 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 31, 2000.

                                PROPOSAL NO. 1:
                             ELECTION OF DIRECTORS

    A Board of eleven directors will be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the eleven nominees named below, all of whom are presently directors of the Company. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable to or will decline to serve as a director. If stockholders nominate additional persons for election as directors, the proxy holder will vote all proxies received by him to assure the election of as many of the Board of Directors' nominees as possible, with the proxy holder making any required selection of specific nominees to be voted for. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until that person's successor has been elected.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

    The eleven nominees receiving the highest number of affirmative votes of the votes cast shall be elected as directors.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW.

NOMINEES FOR DIRECTOR

    The names of the nominees, their ages as of March 31, 2000, and certain other information about them are set forth below:

                                                                                   DIRECTOR
NAME                         AGE                       POSITION                     SINCE
----                       --------   -------------------------------------------  --------
                                 43   President, Chief Executive Officer and         1997
David J. Toth............             Director
David A. Norman(1)(2)....        64   Chairman of the Board                          1997
Jack T. Serfass(2).......        36   Director                                       1997
James J. Geddes,                 49   Director                                       1999
Jr.(1)...................
David H. Harkness(1).....        55   Director                                       1999
Michael P. Connors(2)....        44   Director                                       1999
Thomas A. Mastrelli(1)...        52   Director                                       1999
Gerald S. Hobbs(2).......        58   Director                                       1999
Daniel O'Shea............        46   Director                                       1999
John A. Dimling..........        61   Director                                       1999
Charles E. Leonard.......        63   Director                                       1999

------------------------

(1) Member of Audit Committee.

(2) Member of Compensation Committee.

    There are no family relationships among any of the directors or executive officers of the Company.

    DAVID J. TOTH co-founded NetRatings in July 1997 and has served as the Company's President and Chief Executive Officer and a member of the Company's Board of Directors since its inception. From November 1992 to June 1997,
Mr. Toth was employed by the Network Products Group of Hitachi Computer Products, Inc., as a Director from November 1992 to October 1993 and as Vice President from October 1993 to June 1997. Mr. Toth holds a B.S. in Electrical Engineering from the University of Pittsburgh.

    DAVID A. NORMAN has served as a member of the Company's Board of Directors since December 1997 and as the Company's Chairman since November 1998. Since February 1998, Mr. Norman has been a private investor in high technology companies. From March 1994 to February 1998, Mr. Norman was

Chairman and CEO of Technically Elite, Inc., a computer networking company.
Mr. Norman was the founder, President and Chief Executive Officer of Businessland, Inc. Mr. Norman also founded Dataquest, a market research company. Mr. Norman is also a director of FVC.com, Inc. and a number of private companies. Mr. Norman holds a B.S. in Mechanical Engineering from the University of Minnesota and an M.S. in Industrial Engineering from Stanford University.

    JACK T. SERFASS has served as a member of the Company's Board of Directors since August 1997. Mr. Serfass is a co-founder and co-chairman of Bowstreet Software, Inc., a web services automation company. From April 1990 to June 1997, Mr. Serfass was CEO and President of Preferred Systems, Inc., a network management company of which he was a co-founder. Mr. Serfass holds a B.S. degree in Management Information Systems from the University of Rhode Island.

    JAMES J. GEDDES, JR. has served as a member of the Company's Board of Directors since August 1999. Since September 1995, Mr. Geddes has been a Managing Director of Trans Cosmos U.S.A. Inc., a venture capital investing company. From November 1992 to September 1995, Mr. Geddes was President and Chief Executive Officer of InVision Systems Corporation, a video conferencing software company. Mr. Geddes also serves as a director of several private companies. Mr. Geddes holds a B.S. in Electrical Engineering from the University of Maryland.

    DAVID H. HARKNESS has served as a member of the Company's Board of Directors since September, 1999. Mr. Harkness has been employed by Nielsen Media
Research, Inc. since 1975, most recently as Senior Vice President of Planning and Development. Mr. Harkness holds a B.A. in Chemistry from Bates College and an M.B.A. in Marketing and Finance from the University of Connecticut.

    MICHAEL P. CONNORS has served as a member of the Company's Board of Directors since September 1999. Since May 1996, Mr. Connors has been the Vice Chairman and a Director of ACNielsen. From April 1995 to November 1996, he was a Senior Vice President and Chief Human Resources Officer of The Dun & Bradstreet Corporation, a business information company. From 1989 to May 1995, Mr. Connors was Senior Vice President for American Express Travel Related Services.
Mr. Connors holds a B.S. in Business Administration and Finance from the University of Kansas and an M.A. in Human Resource Management from Central Michigan University.

    JOHN A. DIMLING has served on the Company's Board of Directors since December 1999. He has served as President and Chief Executive Officer of Nielsen Media Research, Inc. since July 1998. He was previously President and Chief Operating Officer from July 1993 to June 1998. Mr. Dimling holds an A.B. in Mathematics from Dartmouth College, an M.S. in Industrial Administration from Carnegie Mellon University and a J.D. from George Washington University.

    THOMAS A. MASTRELLI has served on the Company's Board of Directors since December 1999. He has been Chief Operating Officer of VNU USA, Inc., a subsidiary of VNU N.V., a Netherlands-based publishing and information company and the corporate parent of Nielsen Media Research, since January 1999. From April 1998 to December 1998, Mr. Mastrelli served as Executive Vice President and General Manager of VNU USA, Inc. From 1981 to April 1998, he was a partner at the public accounting and consulting firm of Leslie Sufrin and Company. He holds a B.B.A. from Pace University and an M.B.A. from Fordham University.

    GERALD S. HOBBS has served on the Company's Board of Directors since December 1999. He has served as Chairman and Chief Executive Officer of VNU
USA, Inc. since 1994 and has served as a member of the Executive Board of Directors of VNU N.V. since 1998. Prior to joining VNU N.V., Mr. Hobbs was the Chief Executive Officer of BPI Communications, a wholly-owned subsidiary of VNU USA, Inc., from 1994 to 1998. He has also served as both the Chairman of the Board and a Director of the American Business Press, and is currently a Director of the Advertising Council, Inc., BPA International, Luxuryfinder.com and the Construction Market Data Group.

    DANIEL O'SHEA has served on the Company's Board of Directors since December 1999. He has served as the Chief Operating Officer of VNU Marketing
Information Inc., a provider of precision-marketing solutions, since November 1997. From August 1991 to October 1997, Mr. O'Shea was Chief Operating Officer of Bill Communications, a publisher of business-to-business magazines and an organizer/producer of trade shows.
Mr. O'Shea holds a B.S. in Economics from Lehman College and an M.B.A. from Pace University.

    CHARLES E. LEONARD has served on the Company's Board of Directors since December 1999. He has served as President of VNU Marketing Information, Inc., a provider of precision-marketing solutions, since May 1991. Mr. Leonard holds a B.S. in Management Technology from Massachusetts Institute of Technology and an M.B.A. from the Wharton School.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of nine meetings during the fiscal year ended December 31, 1999. The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee. Each director attended 75% or more of the aggregate meetings of the Board of Directors and of the committees thereof, if any, upon which such director served during 1999.

    The Audit Committee currently consists of directors Geddes, Harkness, Norman and Mastrelli. The Audit Committee is responsible for reviewing the results and scope of the audit and other services provided by the Company's independent auditors. The Audit Committee was created as part of the Company's preparations for its initial public offering in December 1999 and did not hold any meetings in 1999. During 1999, the entire Board of Directors reviewed the financial statements and reports of the independent auditors on a quarterly basis.

    The Compensation Committee currently consists of directors Connors, Hobbs, Norman and Serfass. The Compensation Committee reviews and makes recommendations to the Board concerning salaries and incentive compensation for officers of the Company. The Compensation Committee held one meeting during the last fiscal year and acted by unanimous written consent on one other occasion during the year.

DIRECTOR COMPENSATION

    The Company's Directors do not receive cash compensation for their services as directors or members of committees of the Board of Directors. The Company reimburses directors for their reasonable expenses incurred in attending meetings of the Board.

    In June of 1999, the Company issued an option to director David Norman to purchase 210,000 shares of the Company's Common Stock at an exercise price of $0.50 per share. This option vests as to 1/4 of the shares after one year and 1/48th of the shares monthly thereafter. This option was fully exerciseable at the time of grant, subject to the Company's right to repurchase any unvested shares at the original purchase price in the event that Mr. Norman ceases serving as one of the Company's directors.

    In June 1999, for his role as financial advisor to the Company and prior to his joining the Board of Directors, the Company granted to Mr. Geddes an option to purchase 33,350 shares of the Company's Common Stock at an exercise price of $0.50 per share. This option was fully vested at the time of grant.

    In August 1999, the Company granted to Mr. Geddes an option to purchase 25,000 shares of the Company's Common Stock at an exercise price of $6.22 per share. This option vests at the rate of 1/4 of the shares after one year and 1/48th of the shares monthly thereafter. This option was fully-exercisable at the time of grant, subject to the Company's right to repurchase any unvested shares at the original purchase price in the event that Mr. Geddes ceases serving as one of the Company's directors.

    In November 1999, the Company granted to each of directors Michael Connors and David Harkness, an option to purchase 5,000 shares of the Company's Common Stock at an exercise price per share of $10.20. Each of these options vest as to 1/4 of the shares after one year and 1/48th of the shares monthly thereafter.

    In November 1999, as part of his compensation as an officer and employee, the Company issued to director David Toth an option to purchase shares of the Company's Common Stock--see "Executive Compensation" below.

    The Company has entered into "Change of Control" agreements with certain of its officers and directors--see "Change of Control Agreements" below.

                                PROPOSAL NO. 2:
                    APPROVAL OF AMENDMENT OF 1998 STOCK PLAN

    The Board of Directors adopted the 1998 Stock Plan, also referred to as the 1998 Plan, on January 30, 1998 and the stockholders approved the adoption of the plan on the same day. Currently, the maximum number of shares issuable under the 1998 Plan is 3,965,000. Because the use of options is an important factor in attracting and retaining qualified employees and consultants, the Board of Directors has amended the 1998 Plan, subject to stockholder approval, to increase the maximum number of shares issuable under the 1998 Plan by 1,500,000 shares, to a total of 5,465,000 shares.

    The Internal Revenue Code of 1986 (the "Code") limits the amount of compensation paid to a corporation's Chief Executive Officer and four other most highly compensated officers that the corporation may deduct as an expense for federal income tax purposes. To enable NetRatings to continue to deduct in full all amounts of ordinary income recognized by its executive officers in connection with awards granted under the 1998 Plan, the Board of Directors has amended the 1998 Plan, subject to stockholder approval, to limit to 500,000 the maximum number of shares for which awards may be granted to any employee in any fiscal year. However, NetRatings' stock option grants typically do not approach this limit.

    The stockholders are now being asked to approve the increase in the number of shares issuable under the 1998 Plan by 1,500,000 shares, from 3,965,000 shares to 5,465,000 shares, as well as the grant limit. The Board of Directors believes that approval of these amendments is in the best interests of NetRatings and our stockholders because (1) the availability of an adequate reserve of shares under the 1998 Plan is an important factor in attracting, motivating and retaining qualified officers and employees essential to our success and in aligning their long-term interests with those of the stockholders and (2) approval of the grant limit will allow NetRatings to continue to deduct compensation related to awards granted under the 1998 Plan for federal income tax purposes.

SUMMARY OF THE PROVISIONS OF THE 1998 PLAN

    The following summary of the 1998 Plan is qualified in its entirety by the specific language of the 1998 Plan, a copy of which is available to any stockholder upon request.

    GENERAL. The 1998 Plan provides for the grant of ISOs and nonstatutory stock options, as well as stock purchase rights. As of March 31, 2000, NetRatings had outstanding options under the 1998 Plan to purchase an aggregate of 2,733,489 shares at a weighted average exercise price of $7.2714 per share. As of March 31, 2000, options to purchase 709,921 shares of common stock granted pursuant to the 1998 Plan had been exercised, and there were 521,590 shares of common stock available for future grants under the 1998 Plan, without taking the proposed share reserve increase into account.

    SHARES SUBJECT TO THE 1998 PLAN. Currently, a maximum of 3,965,000 shares of the authorized but unissued or reacquired common stock of NetRatings may be issued pursuant to the 1998 Plan. The Board has amended the 1998 Plan, subject to stockholder approval, to increase the maximum number of shares issuable under the 1998 Plan to 5,465,000 shares.

    In the event of any stock dividend, stock split, reverse stock split, combination, reclassification, or similar change in the capital structure of NetRatings, appropriate adjustments will be made to the shares subject to the 1998 Plan, to the proposed grant limit and to outstanding options. To the extent any outstanding award under the 1998 Plan expires or terminates prior to exercise in full, or if NetRatings repurchases shares issued upon exercise of an award at the purchaser's original cost, the shares of common stock for which that award is not exercised or the repurchased shares are returned to the 1998 Plan and will again be available for issuance under the 1998 Plan.

    ADMINISTRATION. The Board of Directors or a duly appointed committee of the Board may administer the 1998 Plan. With respect to the participation of individuals whose transactions in NetRatings's equity securities are subject to
Section 16 of the Securities Exchange Act of 1934, the 1998 Plan must be administered in compliance with the requirements, if any, of Rule 16b-3 under the Exchange Act. Subject to the provisions of the 1998 Plan, the Board determines the persons to whom awards are to be granted, the number of shares to be covered by each award, whether an option is to be an ISO or a nonstatutory stock option, the terms of vesting and exercisability of each award, and all other terms and conditions of the awards. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular individual in the future. The Board will interpret the 1998 Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the 1998 Plan or any award under the plan.

    ELIGIBILITY. Generally, all employees, directors and consultants of NetRatings or of any present or future parent or subsidiary corporations of NetRatings are eligible to participate in the 1998 Plan. As of March 31, 2000, NetRatings had 113 full-time employees (including five executive officers) and eleven directors. Any person eligible under the 1998 Plan may be granted a nonstatutory option or a stock purchase right. However, only employees may be granted ISOs. In addition, subject to stockholder approval, the Board has amended the 1998 Plan to provide that during any fiscal year of NetRatings, no employee may receive awards under the plan for more than a total of 500,000 shares.

    TERMS AND CONDITIONS OF AWARDS. Each award granted under the 1998 Plan is evidenced by a written agreement between NetRatings and the optionee specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the 1998 Plan. For options, the exercise price per share must equal at least the fair market value of a share of NetRatings common stock on the date of grant of an ISO and at least 85% of the fair market value of a share of our common stock on the date of grant of a nonstatutory stock option. The exercise price of any ISO granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of NetRatings or any parent or subsidiary corporation of NetRatings, a "10% Stockholder," must be at least 110% of the fair market value of a share of our common stock on the date of grant. The fair market value of our common stock is based on the trading price of NetRatings shares on the Nasdaq National Market.

    Generally, the option exercise price may be paid in cash, by check, by tender of shares of NetRatings common stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale or a loan with respect to some or all of the shares of common stock being acquired upon the exercise of the option, by means of a promissory note, or by any combination of these. The Board may nevertheless restrict the forms of payment permitted in connection with any option grant.

    The Board will specify when options granted under the 1998 Plan will become exercisable and vested. Shares subject to options generally vest and become exercisable in installments, subject to the optionee's continued employment or service. The maximum term of an option granted under the 1998 Plan is ten years, except that an ISO granted to a 10% Stockholder may not have a term longer than five years.

    Stock purchase rights are generally granted subject to a repurchase option in favor of NetRatings that expires pursuant to a vesting schedule approved by the Board or the committee. The purchase price per share must be at least 85% of the fair market value of a share of NetRatings common stock on the date of grant.

    Options and stock purchase rights are nontransferable by the optionee other than by will or by the laws of descent and distribution and are exercisable during the optionee's lifetime only by the optionee.

    CHANGE IN CONTROL. The 1998 Plan provides that in the event of a change in control of NetRatings resulting from a merger or sale of substantially all of our assets, the acquiring corporation may assume or substitute for outstanding awards granted under the plan. However, if the acquiring corporation does not assume or substitute for an outstanding award, the award will become fully vested and exercisable prior to the date of the change in control.

    TERMINATION OR AMENDMENT. Unless sooner terminated, no awards may be granted under the 1998 Plan after January 2008. The Board may terminate or amend the 1998 Plan at any time, but the Board may not amend the 1998 Plan without stockholder approval if such stockholder approval is required under any applicable law, regulation or rule. No amendment may adversely affect an outstanding option without the consent of the optionee.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE 1998 PLAN

    The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of options granted under the 1998 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

    ISOS. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an ISO qualifying under
Section 422 of the Code. Optionees who do not dispose of their shares for two years following the date of grant or within one year following the exercise date will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, NetRatings will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the exercise date, referred to as a disqualifying disposition, the difference between the fair market value of the shares on the exercise date and the option exercise price, not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized, will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 1 year. Generally, for federal income tax purposes, NetRatings should be able to deduct any ordinary income recognized by the optionee upon the disqualifying disposition of the shares, except to the extent the deduction is limited by applicable provisions of the Code or the regulations thereunder.

    The difference between the option exercise price and the fair market value of the shares on the exercise date of an ISO is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if the tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

    NONSTATUTORY STOCK OPTIONS. Options not designated or qualifying as ISOs will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, the ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. No tax deduction is available to NetRatings with respect to the grant of a nonstatutory option or the sale of the stock acquired pursuant to that grant. NetRatings generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory option, except to the extent the deduction is limited by applicable provisions of the Code or the regulations thereunder.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

    The affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting of stockholders, at which a quorum representing a majority of all outstanding shares of our common stock is present, either in person or by proxy, is required for approval of this proposal. Votes for and against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. However, abstentions and broker non-votes will have no effect on the outcome of this vote.

    The Board of Directors believes that approval of the proposed amendments to the 1998 Plan is in the best interests of NetRatings and its stockholders for the reasons described above. THEREFORE, FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES ISSUABLE UNDER THE 1998 PLAN AND THE ESTABLISHMENT OF THE GRANT LIMIT OF SHARES.

                                PROPOSAL NO. 3:
             CONFIRMATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the 2000 fiscal year ending December 31, 2000 and recommends that the stockholders confirm such selection. This firm has audited the Company's financial statements since the Company's inception. In the event of a negative vote, the Board of Directors will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

    The affirmative vote of the majority of the votes cast will be required to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the 2000 fiscal year ending December 31, 2000. Votes for and against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. However, abstentions and broker non-votes will have no effect on the outcome of this vote.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 2000 FISCAL YEAR ENDING DECEMBER 31, 2000.

                               EXECUTIVE OFFICERS

    The executive officers of the Company are as follows:

NAME                              AGE                            POSITION
----                            --------   -----------------------------------------------------
David J. Toth.................     43      President, Chief Executive Officer and Director
Jack R. Lazar.................     34      Vice President, Chief Financial Officer and Secretary
Frank Sammann.................     57      Executive Vice President of Worldwide Sales
Charles L. ("Tim") Meadows....     45      Senior Vice President of Marketing
Simon Chen....................     50      Vice President of Engineering

    DAVID J. TOTH co-founded NetRatings in July 1997 and has served as the Company's President and Chief Executive Officer and a member of the Company's Board of Directors since its inception. From November 1992 to June 1997,
Mr. Toth was employed by the Network Products Group of Hitachi Computer Products, Inc., as a Director from November 1992 to October 1993 and as Vice President from October 1993 to June 1997. Mr. Toth holds a B.S. in Electrical Engineering from the University of Pittsburgh.

    JACK R. LAZAR has served as the Company's Vice President, Chief Financial Officer and Secretary since August 1999. From January 1996 to August 1999,
Mr. Lazar was Vice President, Chief Financial Officer and Secretary of Apptitude, Inc., a developer and manufacturer of network management solutions. From June 1992 to December 1995, Mr. Lazar was employed by Electronics For Imaging, Inc., a developer of color servers and color management software, first as Financial Planning Manager and later as Controller and Principal Financial and Accounting Officer. From September 1987 to June 1992, Mr. Lazar worked in various audit positions at Price Waterhouse (now PricewaterhouseCoopers LLP). Mr. Lazar holds a B.S.c. from Santa Clara University and is a certified public accountant.

    FRANK SAMMANN has served as the Company's Executive Vice President of Worldwide Sales since October 1999. From February 1999 to October 1999,
Mr. Sammann was President and Chief Executive Officer of Decisive Technology, a customer satisfaction survey provider. From July 1998 through January 1999, Mr. Sammann was employed as a recruiter for Montgomery West, an executive search firm. Mr. Sammann served as Vice President of Corporate Accounts for JTS Corporation, a disk drive manufacturer, from February 1996 to June 1998. From August 1992 to February 1996, Mr. Sammann was Vice President of Far East Sales and Marketing for Conner Peripherals, a manufacturer of disk drives.
Mr. Sammann was also Senior Vice President of Sales for Dataquest, a market research company, for over 10 years. Mr. Sammann holds a B.S. in Journalism and Marketing from the University of Oregon.

    CHARLES L. ("TIM") MEADOWS co-founded NetRatings in July 1997 and has served as the Company's Senior Vice President of Marketing since September 1999. He also served as the Company's Vice President of Marketing from its inception to September 1999 and as a member of the Company's board of directors from its inception to August 1999. From May 1996 to July 1997, Mr. Meadows was self-employed as a marketing consultant. From July 1991 to May 1996, Mr. Meadows was employed by Cornerstone Imaging, Inc., a document imaging company, initially as Director of Marketing and later as Vice President, Marketing. From September 1988 to July 1991, Mr. Meadows was Director of Strategic Planning at Hitachi Computer Products, Inc. Mr. Meadows holds a B.S. in Business Administration and an M.B.A. from the University of California at Berkeley.

    SIMON CHEN co-founded NetRatings in July 1997 and has served as the Company's Vice President of Engineering since its inception. From
September 1989 through June 1997, Mr. Chen was employed as a Senior Software Development Manager for Hitachi Computer Products, Inc. Mr. Chen holds an M.S. in Electronic Engineering from the South Dakota School of Mines and Technology and an M.B.A. from the University of San Diego.

                             EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The following table sets forth certain compensation paid by the Company during each of the fiscal years ended
December 31, 1998 and 1999 to the Chief Executive Officer, and those of the four other most highly compensated executive officers of the Company whose total annual salary and bonus for such years exceeded $100,000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                      ANNUAL
                                                                   COMPENSATION   SECURITIES
                                                         FISCAL    ------------   UNDERLYING
NAME AND PRINCIPAL POSITION                               YEAR        SALARY      OPTIONS(#)
---------------------------                             --------   ------------   ----------
David J. Toth.........................................    1999       $164,583      300,000
  President and Chief Executive Officer                   1998        151,731           --

Charles L. ("Tim") Meadows............................    1999        150,208      150,000
  Vice President of Marketing                             1998        141,615      173,000

Simon Chen............................................    1999        165,083      100,000
  Vice President of Engineering                           1998        107,914      129,750

STOCK OPTION INFORMATION

    OPTION/SAR GRANTS IN LAST FISCAL YEAR. The following table sets forth certain information concerning stock options granted during the fiscal year ended December 31, 1999 to the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission, the following table also sets forth the potential realizable value over the term of the options (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts do not represent the Company's estimate of future stock prices. Actual realizable values, if any, of stock options will depend on the future performance of the common stock.

                          OPTION GRANTS IN FISCAL 1999

                                                                                                     POTENTIAL
                                                                                                 REALIZABLE VALUE
                                                       INDIVIDUAL GRANTS                            AT ASSUMED
                                   ---------------------------------------------------------      ANNUAL RATES OF
                                   NUMBER OF                                                        STOCK PRICE
                                   SECURITIES     % OF TOTAL                                     APPRECIATION FOR
                                   UNDERLYING      OPTIONS          EXERCISE                      OPTION TERM(4)
                                    OPTIONS       GRANTED IN       PRICE PER      EXPIRATION   ---------------------
NAME                               GRANTED(1)   FISCAL YEAR(2)   SHARE($/SH)(3)      DATE        5%($)      10%($)
----                               ----------   --------------   --------------   ----------   ---------   ---------
David J. Toth....................   300,000           15.5           10.20         11/08/09    1,924,418   4,876,852
Charles L. ("Tim") Meadows.......   150,000            7.7           10.20         11/08/09      962,209   2,438,426
Simon Chen.......................   100,000            5.2           10.20         11/08/09      641,473   1,625,617

------------------------

(1) Options granted to David Toth vest in their entirety on September 1, 2003; provided that Mr. Toth continues to provide services to the Company on such date. Options granted to Charles Meadows and Simon Chen vest as to 25% of such shares on September 1, 2001 and ratably each month thereafter over a thirty-six month period.

(2) Based on an aggregate of 1,937,100 options granted in the fiscal year ended December 31, 1999 to employees of the Company, including the Named Executive Officers.

(3) The exercise price per share of each option was equal to the fair market value of the common stock as determined by the Board of Directors on the date of grant.

(4) The potential realizable value is calculated based on the term of the option at its time of grant and illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified annual compounded rates of appreciation of the market price per share from the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the common stock and the timing of option exercises, as well as the optionee's continued employment through the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

    AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES. The following table sets forth the number of shares of common stock acquired and the value and the number of shares of common stock subject to exercisable and unexercisable options held as of December 31, 1999 by each of the Named Executive Officers:

      AGGREGATED OPTION EXERCISES IN 1999 AND 1999 YEAR-END OPTION VALUES

                                                                     NUMBER OF SHARES            VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                   SHARES                           OPTIONS AT 12/31/99             12/31/99($)(2)
                                 ACQUIRED ON       VALUE        ---------------------------   ---------------------------
NAME                              EXERCISE     REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                             -----------   --------------   -----------   -------------   -----------   -------------
David J. Toth..................         --              --              0        300,000               0      11,377,500
Charles L. ("Tim") Meadows,
  Jr...........................     20,000         123,600        120,562        182,438       5,790,014       7,246,561
Simon Chen.....................     15,000          92,700         90,422        124,328       4,342,517       4,960,852

------------------------

(1) Based on the fair-market value of the stock at the time of exercise less the exercise price.

(2) Based on a value of $48.125 per share, which was the last reported sale price of the common stock on December 31, 1999.

CHANGE OF CONTROL AGREEMENTS

    The Company has entered into a Change of Control Agreement with each of directors Geddes, Norman, Serfass and Toth and with Mssrs. Chen, Lazar, Meadows, and Sammann, the terms of which provide that if any such individual is involuntarily terminated from his position with the Company during the time period beginning sixty (60) days prior to a change in control of the Company and ending twelve (12) months after such change of control, all options to purchase the Company's stock held by such director or officer shall immediately vest and remain exerciseable for the duration of the option agreement.

                   REPORT OF THE BOARD ON COMPENSATION ISSUES

    THE FOLLOWING REPORT IS PROVIDED TO STOCKHOLDERS BY THE MEMBERS OF THE BOARD OF DIRECTORS.

COMPENSATION PHILOSOPHY

    The goals of the Company's compensation policy are to attract, retain and reward executive officers who contribute to the overall success of the Company by offering compensation that is competitive in the industry and geographic region in which we operate, to motivate executives to achieve the Company's business objectives and to align the interests of officers with the long-term interests of stockholders. The Company currently uses salary, bonuses and stock options to meet these goals.

FORMS OF COMPENSATION

    The Company provides its executive officers with a compensation package consisting of base salary, incentive bonuses and participation in benefit plans generally available to other employees. In setting total compensation, the Compensation Committee considers individual and Company performance, as well as market information regarding compensation paid by other companies in the Company's industry.

    BASE SALARY AND BENEFITS. We provide a base salary and benefits package that is competitive within the industry and geographic region in which we offer employment. Salaries for executive officers are initially set based on negotiation with individual executive officers at the time of recruitment and with reference to salaries for comparable positions for individuals of similar education and background to the executive officers being recruited. The Company also gives consideration to the individual's experience, reputation in his or her industry and expected contributions to the Company. Salaries are generally reviewed annually by the Compensation Committee and are subject to increases based on (i) the Compensation Committee's determination that the individual's level of contribution to the Company has increased since his or her salary had last been reviewed and (ii) increases in competitive pay levels. Executive officers are generally eligible to participate in benefit programs that are available to all employees.

    BONUSES. In future periods, bonus payments to officers other than the Chief Executive Officer will be determined by the Compensation Committee, in consultation with the Chief Executive Officer, based on the financial performance of the Company and the achievement of the officer's individual performance objectives. The Chief Executive Officer's bonus will be determined by the Compensation Committee, without participation by the Chief Executive Officer, based on the same factors.

    LONG-TERM INCENTIVES. Longer term incentives are provided through the 1998 Stock Option Plan, which rewards executives and other employees through the growth in value of the Company's stock. The Compensation Committee believes that employee equity ownership is highly motivating, provides a major incentive for employees to build stockholder value and serves to align the interests of employees with those of stockholders. Grants of stock options to executive officers are based upon each officer's relative position, responsibilities, historical and expected contributions to the Company, and the officer's existing stock ownership and previous option grants, with primary weight given to the executive officers' relative rank and responsibilities. Initial stock option grants designed to recruit an executive officer to join the Company may be based on negotiations with the officer and with reference to historical option grants to existing officers. Stock options are typically granted at market price of the Company's Common Stock on the date of grant and will provide value to the executive officers only when the price of the Common Stock increases over the exercise price.

COMPENSATION OF DAVID J. TOTH, PRESIDENT AND CHIEF EXECUTIVE OFFICER

    During 1999, the compensation of Mr. Toth was determined by applying the same criteria discussed at the beginning of this report used to determine compensation and bonuses for all executive officers. Mr. Toth's compensation for 1999 is set forth in the Summary Compensation Table appearing on page 10.

SUMMARY

    The Committee believes that the Company's compensation policy as practiced to date by the Committee and the Board has been successful in attracting and retaining qualified employees and in tying compensation directly to corporate performance relative to corporate goals. The Company's compensation policy will evolve over time as the Company attempts to achieve the many short-term goals it faces while maintaining its focus on building long-term stockholder value through technological leadership and development and expansion of the market for the Company's products.

                                          Respectfully submitted,

                                          David A. Norman
                                          David J. Toth
                                          Jack T. Serfass
                                          James J. Geddes, Jr.
                                          David H. Harkness
                                          Michael P. Connors
                                          Thomas A. Mastrelli
                                          Gerald S. Hobbs
                                          Daniel O'Shea
                                          John A. Dimling
                                          Charles E. Leonard

    THE FOREGOING REPORT OF THE BOARD ON COMPENSATION ISSUES SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

                               PERFORMANCE GRAPH

    The following graph, presented pursuant to SEC rules, demonstrates a comparison of cumulative total stockholder return for holders of the Company's Common Stock from December 8, 1999, the date of the Company's initial public offering, through December 31, 1999 compared with the NASDAQ Composite Index and the NASDAQ Computer Index. The stock price performance shown on the graph below is not necessarily indicative of future price performance and only reflects the Company's relative stock price for the period from December 8, 1999 through December 31, 1999.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                   NASDAQ COMPOSITE INDEX  NASDAQ COMPUTER INDEX  NETRATINGS, INC.
December 8, 1999                     $100                   $100              $100
December 31, 1999                    $113                   $115              $172

    THE INFORMATION CONTAINED IN THE PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee makes decisions concerning salaries, incentives and other forms of compensation for directors, officers and other employees of the company. The Compensation Committee also administers the Company's equity incentive plans. The Compensation Committee currently consists of directors Norman, Connors, Serfass and Hobbs. At various times during 1999, directors David Toth and Jim Geddes also served on the Compensation Committee. Mr. Toth is President and Chief Executive Officer of the Company. Also during 1999, some compensation matters were deliberated by the entire Board of Directors, including Mr. Toth. At no time did Mr. Toth participate in deliberations regarding his own compensation.

    In May 1998, Mr. Norman made a loan to the Company of $100,000, bearing interest at 9% per year. In July 1999, Mr. Norman cancelled this indebtedness in exchange for 165,206 shares of the Company's Series B preferred stock. In connection with these transactions, the Company also issued to Mr. Norman a warrant to purchase 78,989 shares of Series B preferred stock at an exercise price of $0.63 per share. In August 1999, Mr. Norman provided to the Company two full-recourse promissory notes having an aggregate principal amount of $125,160 in connection with the exercise of stock options. The notes bear interest at 5% per annum and are due in August 2002.

    In addition, certain of our board members and companies with which they serve as executive officers or are otherwise affiliated with have been involved in transactions with the Company as set forth immediately below under the headings "Financing Transactions" and "Strategic Relationships".

FINANCING TRANSACTIONS

    Since our inception, we have issued common stock and preferred stock to our directors, executive officers and our 5%-or-greater stockholders in a series of financing transactions. Each share of convertible preferred stock automatically converted into common stock upon our initial public offering at the rate of one share of common stock for every two shares of preferred stock.

SERIES B PREFERRED STOCK FINANCING

    In May and November 1998, we borrowed a total of $895,000 from a group of lenders to whom we issued promissory notes bearing interest at the annual rate of 9%. These notes provided that all outstanding principal and accrued interest would be automatically converted into Series B convertible preferred stock in the next equity financing. In July 1999, we sold a total of 1,477,151 shares of Series B convertible preferred stock to a group of investors at a purchase price of approximately $0.63 per share, or $935,037 in the aggregate. At this time, the May 1998 promissory notes were converted into shares of Series B convertible preferred stock and each lender received a warrant to purchase additional shares of Series B convertible preferred stock, at an exercise price of approximately $0.63 per share, in an amount having an aggregate exercise price equal to 50% of the amount lent by the lender. Persons who participated in these transactions included the following:

                                    LOAN     SERIES B    AMOUNT     CURRENT                 AMOUNT    CURRENT
INVESTOR                           AMOUNT     SHARES      PAID      VALUE(1)    WARRANTS     PAID     VALUE(2)
--------                          --------   --------   --------   ----------   --------   --------   --------
David A. Norman.................  $100,000   165,206    $100,000   $2,059,912    78,989    $50,000    $984,894
David J. Toth...................  $ 50,000    82,603      50,000    1,029,956    39,495     25,000     492,453
Charles L. Meadows..............  $ 25,000    41,302      25,000      514,984    19,748     12,500     246,233
Simon Chen......................  $ 25,000    41,302      25,000      514.984    19,748     12,500     246,233

------------------------

(1) Calculated on an as-converted basis (and adjusted for the 2 for 1 stock split) based on the closing market price of $24.9375 per share of our common stock on March 31, 2000.

(2) Calculated on an as-converted basis (and adjusted for the 2 for 1 stock split) based on the market price of $24.9375 per share our common stock on March 31, 2000, less the exercise price of approximately $1.27 per share.

Mr. Norman is chairman of our board of directors and the beneficial owner of 1.7% of our outstanding common stock. Mr. Toth is our President and Chief Executive Officer, a member of our Board of Directors and the beneficial owner of 4.7% of our outstanding common stock. Messrs. Meadows and Chen are executive officers of our company and the beneficial owners of 1.9% and 1.2%, respectively, of our outstanding common stock.

SERIES C PREFERRED STOCK FINANCING

    In August 1999, we sold an aggregate of 6,413,751 shares of Series C convertible preferred stock at a purchase price of approximately $3.11 per share, or $20,000,000 in the aggregate, to the following investors:

INVESTOR                                     SERIES C SHARES   AMOUNT PAID   CURRENT VALUE(1)
--------                                     ---------------   -----------   ----------------
Trans Cosmos...............................     3,527,563      $11,000,000      $43,984,301
Nielsen Media Research.....................     2,886,188        9,000,000       35,987,156

------------------------

(1) Calculated on an as-converted basis (and adjusted for the 2 for 1 stock split) based on the closing market price of $24.9375 per share of our common stock on March 31, 2000.

Trans Cosmos and Nielsen Media Research are the beneficial owners of 6.2% and 58.5%, respectively, of our outstanding common stock. One of our directors is affiliated with Trans Cosmos and six of our directors are affiliated with Nielsen Media Research. See "Security Ownership of Certain Beneficial Owners and Management".

    In connection with this financing transaction, we entered into additional agreements with Nielsen Media Research superseding the term sheet that had previously governed our strategic relationship and issued warrants entitling Nielsen Media Research to purchase shares of common stock after the completion of our initial public offering. Also in connection with this financing transaction, Trans Cosmos made a cash investment in our Japanese joint venture.

SERIES D PREFERRED STOCK FINANCING

    In September 1999, we sold an aggregate of 4,887,050 shares of Series D convertible preferred stock at a purchase price of approximately $3.14 per share, or $15,342,893 in the aggregate, to the following investors:

INVESTOR                                     SERIES D SHARES   AMOUNT PAID   CURRENT VALUE(1)
--------                                     ---------------   -----------   ----------------
ACNielsen..................................     3,992,454      $12,536,306      $49,780,910
Trans Cosmos...............................       492,029        1,544,971        6,134,987
Nielsen Media Research.....................       402,567        1,264,060        5,019,507

------------------------

(1) Calculated on an as-converted basis (and adjusted for the 2 for 1 stock split) based on the closing market price of $24.9375 per share of our common stock on March 31, 2000.

ACNielsen, Trans Cosmos and Nielsen Media Research are the beneficial owners of 6.2%, 6.2% and 58.5%, respectively, of our outstanding common stock. One of our directors is an executive officer of ACNielsen, one of our directors is affiliated with Trans Cosmos and six of our directors are affiliated with Nielsen Media Research. See "Security Ownership of Certain Beneficial Owners and Management".

STRATEGIC RELATIONSHIPS

STRATEGIC RELATIONSHIP WITH NIELSEN MEDIA RESEARCH

    In August 1999, simultaneously with our sale of Series C preferred stock to Nielsen Media Research, we entered into additional agreements with Nielsen Media Research superseding the term sheet that had previously governed our strategic relationship. In connection with this transaction, we granted Nielsen Media Research two warrants to purchase our common stock. The first warrant was exercisable for 553,054 shares of common stock at an exercise price of $7.20 per share, and the second was exercisable for 6,000,000 shares of common stock at the lower exercise price of $12.00 per share or 60% of the price at which our common stock was sold in our initial public offering ($10.20 per share). These warrants become exercisable upon the effectiveness of the registration statement related to our initial public offering and were exercised in full by Nielsen Media Research on December 21, 1999 for an aggregate purchase price of $65,181,989.

    We also granted Nielsen Media Research the right to purchase additional shares of our common stock in connection with our initial public offering, at the initial public offering price. We gave Nielsen Media Research the right to purchase a sufficient number of shares of our common stock to enable it to own 54% of our outstanding common stock on a fully-diluted basis, that is, assuming the exercise of all outstanding options and warrants (including the warrants it
holds) immediately following the initial public offering.   As part of this
transaction, our other stockholders were entitled to sell to Nielsen Media Research, at the public offering price, a portion of the shares it had elected to purchase, subject to our right to limit the aggregate number of shares to be sold by such stockholders, in consultation with the underwriters in the offering. Each stockholder was entitled to sell a pro rata portion of the total number of shares that our stockholders may sell to Nielsen Media Research, based on the number of shares held by that stockholder divided by the number of shares held by all of our stockholders that had the right to sell stock to Nielsen Media Research.

    Pursuant to an agreement entered into in November, Nielsen Media Research exercised the foregoing right on December 21, 1999 and purchased 10,039,740 shares of common stock directly from the Company for an aggregate purchase price of $170,675,576. Several of our other stockholders agreed to sell an aggregate of 595,555 of their shares of common stock to Nielsen Media Research in connection with its exercise of this right. The stockholders who sold shares to Nielsen Media Research include the following directors and executive officers:

                                                              SHARES    AGGREGATE PROCEEDS
                                                             --------   ------------------
David J. Toth..............................................  296,814        $5,045,838
Charles L. ("Tim") Meadows.................................   89,271        $1,517,607
Simon Chen.................................................   75,000        $1,275,000
Jack T. Serfass............................................   35,000        $  595,000

    In addition, as part of the aforementioned agreement, we agreed to increase the size of our Board to eleven members and to elect a sufficient number of Nielsen Media Research representatives to our Board of Directors such that its representatives will constitute a majority of our board. Nielsen Media Research is currently the beneficial owner of 58.5% of our outstanding common stock and six of our directors are affiliated with Nielsen Media Research. See "Security Ownership of Certain Beneficial Owners and Management."

JOINT VENTURE WITH ACNIELSEN

    In September 1999, the Company entered into a joint venture with ACNielsen to develop and maintain audience measurement panels and to market Nielsen//NetRatings branded products and services worldwide, other than in the U.S., Canada & Japan. The joint venture is operated through a corporation to which the Company initially contributed $1,990 in capital in exchange for a 19.9% ownership interest and

ACNielsen contributed $1,000 in exchange for an 80.1% interest. Mr. Connors is an executive officer of ACNielsen, which is the beneficial owner of 6.2% of our outstanding common stock.

JAPANESE JOINT VENTURE

    In June 1999, we and several Japanese investors established a joint venture, NetRatings KK, to which we licensed our data collection and reporting technology and the other investors contributed cash. In August 1999, Trans Cosmos, a beneficial owner of 6.2% of our common stock, invested approximately
$2.3 million in NetRatings KK. In March 2000, Trans Cosmos invested approximately $1.3 million of additional funds and ACNielsen invested approximately $3.3 million in NetRatings K.K. One of our directors, James J. Geddes Jr., is an affiliate of Trans Cosmos and one of our directors, Michael P. Connors, is an executive officer of ACNielsen.

FRENCH JOINT VENTURE

    In January, 2000, the Company along with ACNielsen eRatings.com and Mediametre S.A. established a joint venture in France, Mediametre eRatings.com, The new Mediametrie eRatings.com venture is jointly owned by Mediametrie (50%), NetRatings (30%) and ACNielsen eRatings.com (20%).

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy will vote the shares represented by proxy as the Board may recommend or as the proxy holders, acting in their sole discretion, may determine.

    THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, NETRATINGS, INC. 890 HILLVIEW COURT, MILPITAS, CALIFORNIA 95035.

                                          THE BOARD OF DIRECTORS

Dated: April 21, 2000

                               NETRATINGS, INC.

                               1998 STOCK PLAN

     1. PURPOSES OF THE PLAN. The purposes of this Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

     2.  DEFINITIONS. As used herein, the following definitions shall apply:

         (a) "ADMINISTRATOR" means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.

         (b) "APPLICABLE LAWS" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan.

         (c)  "BOARD" means the Board of Directors of the Company.

         (d)  "CODE" means the Internal Revenue Code of 1986, as amended.

         (e) "COMMITTEE" means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

         (f)  "COMMON STOCK" means the Common Stock of the Company.

         (g) "COMPANY" means NetRatings, Inc., a Delaware corporation, or any successor corporation thereto.

         (h) "CONSULTANT" means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

         (i) "DIRECTOR" means a member of the Board of Directors of the Company.

         (j) "DISABILITY" means total and permanent disability as defined in Section 22(e)(3) of the Code.

         (k) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of
(i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its

Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

         (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (m) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

              (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable;

              (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

              (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

         (n) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

         (o) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

         (p) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         (q)  "OPTION" means a stock option granted pursuant to the Plan.

         (r) "OPTION AGREEMENT" means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

         (s) "OPTION EXCHANGE PROGRAM" means a program whereby outstanding Options are exchanged for Options with a lower exercise price.

         (t) "OPTIONED STOCK" means the Common Stock subject to an Option or a Stock Purchase Right.

         (u) "OPTIONEE" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

         (v) "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

         (w)  "PLAN" means this 1998 Stock Plan.

         (x) "RESTRICTED STOCK" means shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 11 below.

         (y) "SECTION 16(b)" means Section 16(b) of the Securities Exchange Act of 1934, as amended.

         (z)  "SERVICE PROVIDER" means an Employee, Director or Consultant.

         (aa) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 12 below.

         (bb) "STOCK PURCHASE RIGHT" means a right to purchase Common Stock pursuant to Section 11 below.

         (cc) "SUBSIDIARY" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be subject to option and sold under the Plan is 5,465,000 Shares. The Shares may be authorized but unissued, or reacquired Common Stock.

         If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of either an Option or Stock Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

     4.  ADMINISTRATION OF THE PLAN.

         (a) ADMINISTRATOR. The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws, including, without limitation, Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code and the regulations promulgated thereunder.

         (b) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

              (i)    to determine the Fair Market Value;

              (ii) to select the Service Providers to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

              (iii) to determine the number of Shares to be covered by each such award granted hereunder;

              (iv)   to approve forms of agreement for use under the Plan;

              (v) to determine the terms and conditions, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

              (vi) to determine whether and under what circumstances an Option may be settled in cash under subsection 9(e) instead of Common Stock;

              (vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option has declined since the date the Option was granted;

              (viii) to initiate an Option Exchange Program;

              (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

              (x) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

              (xi) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

         (c) EFFECT OF ADMINISTRATOR'S DECISION. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

     5.  ELIGIBILITY.

         (a) Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

         (b) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

         (c) Neither the Plan nor any Option or Stock Purchase Right shall confer upon any Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate such relationship at any time, with or without cause.

         (d) No Employee shall be granted, in any fiscal year of the Company, Options and Stock Purchase Rights to purchase more than 500,000 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 12.

     6. TERM OF PLAN. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 of the Plan.

     7. TERM OF OPTION. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten
(10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

     8.  OPTION EXERCISE PRICE AND CONSIDERATION.

         (a) The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

              (i)    In the case of an Incentive Stock Option

                     (A) granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                     (B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

              (ii) In the case of a Nonstatutory Stock Option granted to any Service Provider, the per Share exercise price shall b e no less than 85% of the Fair Market Value per Share on the date of grant.

              (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

         (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (1) cash,
(2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

     9.  EXERCISE OF OPTION.

         (a) PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

              An Option shall be deemed exercised when the Company receives:
(i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

              Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

              (b) TERMINATION OF RELATIONSHIP AS A SERVICE PROVIDER. If an Optionee ceases to be a Service Provider, such Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least thirty (30) days) to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

              (c) DISABILITY OF OPTIONEE. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least six (6) months) to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

              (d) DEATH OF OPTIONEE. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (of at least six (6) months) to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve
(12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

              (e) BUYOUT PROVISIONS. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

     10. NON-TRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS. The Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     11.  STOCK PURCHASE RIGHTS.

         (a) RIGHTS TO PURCHASE. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid (which shall be no less than 85% of the Fair Market Value per Share on the date of grant), and the time within which such person must accept such offer. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator.

         (b) REPURCHASE OPTION. Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

         (c) OTHER PROVISIONS. The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

         (d) RIGHTS AS A STOCKHOLDER. Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a stockholder and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 12 of the Plan.

     12.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, MERGER OR ASSET SALE.

         (a) CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option or Stock Purchase Right, the grant limit described in Section 6(d) and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock

Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

         (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option or Stock Purchase Right until fifteen (15) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option or Stock Purchase Right would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exer-cised, an Option or Stock Purchase Right will terminate immediately prior to the consum-mation of such proposed action.

         (c) MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     13. TIME OF GRANTING OPTIONS AND STOCK PURCHASE RIGHTS. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

     14.  AMENDMENT AND TERMINATION OF THE PLAN.

         (a) AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend or terminate the Plan.

         (b) STOCKHOLDER APPROVAL. The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

         (c) EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

     15.  CONDITIONS UPON ISSUANCE OF SHARES.

         (a) LEGAL COMPLIANCE. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         (b) INVESTMENT REPRESENTATIONS. As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     16. INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     17. RESERVATION OF SHARES. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     18. STOCKHOLDER APPROVAL. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

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

PROXY

                                     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                                       NETRATINGS, INC.
                                            2000 ANNUAL MEETING OF STOCKHOLDERS
                                                 TO BE HELD MAY 25, 2000

     The undersigned shareholder of NETRATINGS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual
Meeting of Stockholders and Proxy Statement, each dated April 21, 2000 and hereby appoints David J. Toth and Jack Lazar and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of NETRATINGS, INC. to be held on May 25, 2000 at 10:00 a.m.
local time, at the offices of the Company located at 890 Hillview Court, Milpitas, California 95035 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

                                   (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

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                                                      FOLD AND DETACH HERE

                                                                                                                   Please mark
                                                                                                                   your votes   /X/
                                                                                                                    like this

                                                          PROXY BY MAIL

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS FOR
THE AMENDMENT TO THE 1998 STOCK PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS, AND
AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

                                           FOR
                                      all nominees
                                      listed below
                                       (except as                                                 FOR    AGAINST    ABSTAIN
ITEM 1-ELECTION OF DIRECTORS           indicated)    WITHHOLD     ITEM 2- AMENDMENT TO THE        / /     / /        / /
                                                                          COMPANY'S 1998 STOCK
IF YOU WISH TO WITHHOLD AUTHORITY          / /         / /                PLAN TO INCREASE THE
TO VOTE FOR ANY INDIVIDUAL NOMINEE,                                       SHARES OF COMMON STOCK
STRIKE A LINE THROUGH THAT NOMINEES                                       RESERVED FOR ISSUANCE
NAME IN THE LIST BELOW:                                                   THEREUNDER BY 1,500,000
                                                                          SHARES AND TO LIMIT THE
                                                                          MAXIMUM NUMBER OF SHARES
                                                                          WHICH CAN BE GRANTED TO
                                                                          ANY EMPLOYEE DURING ANY
                                                                          FISCAL YEAR TO 500,000.
01      David J. Toth           07      David A. Norman
02      David H. Harkness       08      Michael P. Connors        ITEM 3- PROPOSAL TO RATIFY THE   / /     / /        / /
03      Thomas A. Mastrelli     09      Gerald S. Hobbs                   APPOINTMENT OF ERNST
04      Jack T. Serfass         10      James J. Geddes, Jr.              & YOUNG LLP AS THE
05      Daniel O'Shea           11      John A. Dimling                   INDEPENDENT AUDITORS
06      Charles E. Leonard                                                OF THE COMPANY FOR THE
                                                                          FISCAL PERIOD ENDING
                                                                          DECEMBER 31, 2000:

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                                                                                                              COMPANY NUMBER:


                                                                                                               PROXY NUMBER:


                                                                                                              ACCOUNT NUMBER:

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SIGNATURE                                        SIGNATURE                                         DATED                   , 2000
         --------------------------------------           --------------------------------------        -------------------

(THIS PROXY SHOULD BE MARKED, DATED AND SIGNED BY THE SHAREHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS HEREON, AND RETURNED
PROMPTLY IN THE ENCLOSED ENVELOPE.  PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE.  IF SHARES ARE HELD BY JOINT
TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.)
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                                          FOLD AND DETACH HERE AND READ THE REVERSE SIDE

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